Exhibit 99.1

FROM: SITEL Corporation 7277 World Communications Drive Omaha, NE 68122	CONTACT: Bill Sims, Investor Relations 402-963-6810

FOR IMMEDIATE RELEASE

SITEL CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2006 RESULTS
Revenue of $275 million, net loss of $0.02 per share

Omaha, NE—November 9, 2006—SITEL Corporation (NYSE:SWW), a leading global provider of outsourced customer support services, announced today its financial results for the third quarter and nine months ended September 30, 2006.

Third quarter of 2006 revenue of $275.0 million and a net loss of $0.02 per share, which included $0.5 million ($0.01 per share) of expenses associated with the announced definitive merger agreement, were in line with the Company’s previously announced revenue range of $265 million to $275 million and earnings range of a loss of $0.02 per share to a profit of $0.02 per share.

Summary of results:

•      Revenue of $275.0 million in Q3 06 increased 12.7 % over Q3 05

•      Q3 06 operating income of $3.9 million compares to loss of $0.9 million in Q3 05

•      Q3 06 loss per share of $0.02 compares to a loss per share of $0.03 in Q3 05

•      Q3 06 operating income and EPS includes approximately $0.5 million of expenses ($0.01 per share) associated with the announced merger

•      Nine month 2006 revenue of $828.4 million increased 10.9% over first nine months of 2005 revenue of $746.7 million

•      Nine month 2006 earnings of $0.12 per share compares to earnings of $0.02 per share for first nine months of 2005

Jim Lynch, Chairman and CEO of SITEL Corporation, commented, “Despite the activities around the existing merger agreement with ClientLogic, it is comforting to see this company’s ability to maintain a stable ‘business as usual’ performance, even as we explore the unsolicited, non-binding proposal previously received from The Gore Group and The Calgary Group.

Highlights for the third quarter of 2006

During the third quarter of 2006 the Company generated a number of important new business wins as well as experiencing continued and significant growth from existing clients. Compared to the third quarter of 2005, revenue in the third quarter of 2006 increased $17.4 million from new wins and a net $12.8 million from existing clients.

•                  In North America, the Company was awarded new business from a major healthcare insurer, a leading publishing and business services group, as well as seeing continued strong growth from  its telecommunication and ISP business clients.

•                  In Europe the Company was particularly pleased to regain a major utilities client from the competition, as well as seeing significant growth from telecommunication and ISP clients.

•                  In offshore locations around the globe, new wins and client expansion came from the telecommunications and ISP, financial services and travel sectors.

Nine months 2006 financial results

For the nine months ending September 30, 2006, revenue was $828.4 million, up 10.9% from revenue of $746.7 million in the first nine months of 2005.   Operating income for the nine months of 2006 was $24.0 million compared to $11.4 million for the nine months of 2005.   Net income for the nine months of 2006 was $8.8 million or $0.12 per diluted share compared to $1.2 million or $0.02 per diluted share for the first nine months of 2005.

12b-25 Extension

The Company will file for the permitted five-day extension for completing and filing its Form 10-Q for the quarter ended September 30, 2006. The Company recently completed and filed its 2005 Annual Report on Form 10-K with the Securities and Exchange Commission and requires additional time to complete its customary review procedures of the quarterly reports for 2006. The Company expects to file the Form 10-Q for the quarter ended September 30, 2006 within the five-day period permitted by Rule 12b-25 of the Securities Exchange Act of 1934. The Company also expects to file its quarterly reports for the quarters ended March 31, 2006 and June 30, 2006 prior to filing its Form 10-Q for the quarter ended September 30, 2006.

Outlook

Due to the pending merger, the Company is not providing any outlook nor reaffirming any prior outlook for the fourth quarter or for the full year 2006.

Effects of the preliminary results

Because the Company has not yet completed the customary review procedures relating to its quarterly reports for 2006, the financials for the three and nine month periods ended September 30, 2006 contained herein are preliminary and subject to the completion of such procedures.

Conference Call

SITEL executive management will host a conference call to discuss third quarter 2006 financial results tomorrow, November 10, 2006 at 8:30 a.m. ET.  To participate, for domestic callers, please dial 1- (800) 230-1085 and for international callers, please dial 1(612) 288-0337.  Replay of the conference call will be available in the U.S. by dialing (800) 475-6701 and International by dialing (320) 365-3844  (Access Code) 846179 starting at 12:00 p.m. ET on November 10, 2006 and will play for seven days.  The conference call will be simulcast live on the Internet via SITEL’s web site at http://www.sitel.com.  Replay will be available for seven days.

About SITEL

SITEL is a leading global provider of outsourced customer support services. On behalf of many of the world’s leading organizations, SITEL designs and improves customer contact models across its clients’ customer acquisition, retention and development cycles.  SITEL manages approximately two million customer interactions per day via the telephone, e-mail, Internet and traditional mail.   SITEL has over 42,000 employees in 101 global contact centers, utilizing more than 32 languages and dialects to serve customers in 56 countries   SITEL is a leader in the contact center industry.  Please visit SITEL’s website at www.sitel.com for further information.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “expect”, and similar expressions in this news release identify forward-looking statements, which speak only as of the date the statement is made.  SITEL assumes no obligation to update any such forward-looking statement.  Although SITEL believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  Because forward-looking statements involve risks and uncertainties, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.  Important factors that could cause actual results to differ materially from SITEL’s expectations may include, but are not limited to the following, many of which are outside SITEL’s control: unexpected delays or difficulties in completion of the various review procedures necessary to filing of the Company’s 10-Qs, satisfaction of conditions to the closing of the existing merger agreement, outcome of the exploratory discussions concerning the unsolicited non-binding proposal, client budgets and plans, delays in approving new contact center initiatives or in moving forward with previously approved initiatives, terms of final contracts to be completed with clients, ability to negotiate contracts on acceptable terms, contract termination provisions, delays in ramp up of services, customer demand for client products and services, the demand for off-shore services, delays in securing necessary regulatory approvals, licenses, leases, personnel, services and equipment for new facilities, competitive pressures in SITEL’s and its clients’ industries and in local markets, reliance on major clients, subcontractors and strategic partners, mergers and restructurings involving clients or prospective clients, industry regulation, reliance on telecommunications and computer technology, unanticipated labor, contract or technical difficulties, general and local economic trends and conditions, the effects of leverage, currency translation, uncertainties of litigation, risks associated with operating a global business, and dependence on credit availability and credit market conditions. SITEL’s Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission describe other important factors that may impact SITEL’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

SITEL CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(PRELIMINARY AND UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue	$274,996	$244,042	$828,415	$746,744

Operating expenses:
Direct labor and telecommunications expenses	173,670	147,432	524,255	453,522
Subcontracted and other services expenses	10,275	12,019	29,213	37,780
Operating, selling and administrative expenses	87,151	80,874	257,281	242,010
Gain on settlement	—	—	(6,000)	—
Restructuring expenses, net	—	4,616	(358)	2,007
Total operating expenses	271,096	244,941	804,391	735,319

Operating income (loss)	3,900	(899)	24,024	11,425

Other income (expense):
Interest expense	(3,720)	(3,811)	(9,566)	(10,231)
Interest income	128	144	314	404
Equity in earnings (loss) of affiliates, net	574	27	2,524	315
Other income (expense), net	(400)	53	209	22
Total other expense, net	(3,418)	(3,587)	(6,519)	(9,490)

Income (loss) before income taxes and minority interest	482	(4,486)	17,505	1,935

Income tax expense (benefit)	1,355	(3,438)	7,024	(800)
Minority interest	442	875	1,711	1,538

Net income (loss)	$(1,315)	$(1,923)	$8,770	$1,197

Weighted average common shares outstanding:
Basic	74,502	74,448	74,349	73,986
Diluted	74,874	74,448	75,046	74,290

Earnings per share:
Basic	$(0.02)	$(0.03)	$0.12	$0.02
Diluted	$(0.02)	$(0.03)	$0.12	$0.02

SITEL Corporation
Preliminary Balance Sheet Data - Third Quarter 2006 Earnings Release
(Unaudited)

	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06

Cash	$36.6	$25.8	$25.9	$26.4	$30.5
Accounts Receivable	$196.5	$220.6	$223.1	$225.7	$212.8
Total Current Assets	$252.8	$263.1	$265.3	$270.9	$260.8
Total Assets	$411.0	$418.4	$419.9	$429.2	$419.6
Total Current Liabilities	$156.3	$172.6	$161.4	$162.4	$149.7
Long-Term Debt and Capital Leases, net	$124.6	$114.5	$122.6	$117.8	$121.0
Total Debt - Short-Term and Long-Term	$147.6	$137.1	$149.7	$140.5	$137.2
Total Liabilities	$290.4	$295.5	$292.2	$288.5	$279.1
Total Equity	$116.7	$118.4	$122.4	$134.9	$134.3

SITEL Corporation
Revenue Statistics - Third Quarter 2006 Earnings Release
(Unaudited)

	Q3 05	Q4 05	2005	Q1 06	Q2 06	Q3 06
% of Total Revenue
Customer Acquisition	15.1%	14.4%	15.7%	16.6%	19.0%	18.0%
Customer Care	61.7%	65.1%	61.2%	60.1%	58.2%	61.1%
Technical Support	16.9%	15.1%	16.9%	15.6%	15.1%	14.1%
Risk Management	5.4%	4.6%	5.4%	5.7%	5.4%	5.6%
Other	0.9%	0.8%	0.8%	2.0%	2.3%	1.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Q3 05	Q4 05	2005	Q1 06	Q2 06	Q3 06
Geographic Mix % of Total Revenue
North America	49.4%	53.6%	50.0%	46.5%	44.4%	47.2%
Europe	39.1%	37.5%	40.3%	44.1%	46.7%	43.1%
Asia Pacific	6.1%	4.5%	5.3%	4.3%	4.0%	4.0%
Latin America	5.4%	4.4%	4.4%	5.1%	4.9%	5.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Q3 05	Q4 05	2005	Q1 06	Q2 06	Q3 06
Industry Mix % of Total Revenue
Insurance	5.9%	5.7%	5.9%	5.9%	6.0%	5.9%
Financial Services	17.8%	16.0%	17.0%	18.5%	18.2%	19.1%
Consumer Products	21.1%	19.7%	20.5%	13.4%	14.4%	12.8%
Technology	24.1%	22.0%	24.4%	24.4%	24.6%	23.3%
Energy and Utilities	7.6%	7.2%	7.4%	7.2%	7.0%	8.0%
Telecommunications, ISP, and Cable	20.1%	18.8%	19.3%	21.6%	22.8%	26.6%
Other	3.4%	10.6%	5.5%	9.0%	7.0%	4.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

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